Exhibit 99.1

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2013

BEVERLY, Mass. — May 2, 2013—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the quarter ended March 31, 2013. The Company reported first quarter revenue of $40.7 million, compared to $44.6 million for the fourth quarter of 2012. Net loss for the quarter was $9.0 million, or $(0.08) per share, which includes:  a $0.4 million milestone payment from the dry strip asset sale to Lam Research Corporation; a $2.1 million charge associated with an inventory write off of 300mm dry strip production components; and $1.8 million of restructuring charges.  This compares to a net loss for the fourth quarter of 2012 of $14.8 million, or ($0.14) per share, which included:  a $7.9 million gain from the dry strip asset sale to Lam Research; a $13.4 million charge associated with an inventory write off; and $0.6 million of restructuring charges. Cash and cash equivalents were $42.4 million at March 31, 2013 compared with $45.0 million at December 31, 2012.

Chairman and CEO Mary Puma said, “During the quarter our Purion M medium current ion implanter was selected for evaluation by two new customers, representing both memory and foundry market segments. Earlier this week we announced the introduction of the Purion XE, a high energy ion implanter, the second member of our Purion platform family.  Our Purion platform is the foundation for all future generation Axcelis implanters. Purion products are key to our future success and will allow us to quickly capitalize on improving market conditions.”

Ms. Puma added, “Each member of the Purion family shares a common, powerful 500+ wafers per hour single wafer end station, industry leading source technology and an innovative and productive ultra-pure beam line. The Purion platform was developed in response to customer requirements for absolute beam purity and the most precise dopant placement possible, while ensuring the highest levels of productivity and capital efficiency.  The Purion platform redefines next generation implanter technology and performance and enables the efficient production of leading edge semiconductor devices.”

First Quarter 2013 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the first quarter of 2013.  An audio webcast will be available on the Investor page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.680.0878 (1.617.213.4855 outside North America).  Participants calling into the conference call will be requested to provide the passcode:  43640965. A replay of the webcast will be available for 30 days following the conference call.

Safe Harbor Statement

The conference call will contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis

Axcelis Technologies, Inc. (Nasdaq: ACLS) headquartered in Beverly, Massachusetts, has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation, one of the most critical and enabling steps in the IC manufacturing process.  The Company’s Internet address is: www.axcelis.com.

Company Contacts

Financial Community:

Jay Zager
978.787.9408

Editorial/Media Community:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2013	2012
Revenue
Product	$34,452	$47,538
Services	6,274	7,468
Total revenue	40,726	55,006
Cost of revenue
Product	22,181	29,284
Services	5,602	5,186
Total cost of revenue	27,783	34,470

Gross profit	12,943	20,536

Operating expenses
Research and development	9,206	11,669
Sales and marketing	5,201	6,583
General and administrative	6,590	7,799
Gain on sale of dry strip assets and intellectual property	(368)	—
Restructuring charges	1,801	2,881
Total operating expenses	22,430	28,932

Loss from operations	(9,487)	(8,396)

Other income (expense)
Interest income	3	9
Other, net	829	(924)
Total other income (expense)	832	(915)

Loss before income taxes	(8,655)	(9,311)

Income taxes	333	717

Net loss	$(8,988)	$(10,028)

Net loss per share
Basic and Diluted	$(0.08)	$(0.09)

Shares used in computing net loss per share
Basic and diluted weighted average common shares	108,227	107,067

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$42,441	$44,986
Accounts receivable, net	23,150	24,843
Inventories, net	98,729	100,234
Restricted cash	103	106
Prepaid expenses and other current assets	5,519	5,056
Total current assets	169,942	175,225

Property, plant and equipment, net	33,663	34,413
Other assets	12,352	12,520
Total assets	$215,957	$222,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,793	$10,166
Accrued compensation	8,900	7,283
Warranty	1,539	1,700
Income taxes	356	278
Deferred revenue	5,714	6,423
Other current liabilities	3,768	3,932
Total current liabilities	34,070	29,782

Long-term deferred revenue	321	456
Other long-term liabilities	5,713	5,844
Total liabilities	40,104	36,082

Stockholders’ equity
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 108,405 shares issued and 108,285 shares outstanding at March 31, 2013;108,293 shares issued and 108,173 shares outstanding at December 31, 2012	108	108
Additional paid-in capital	505,478	504,643
Treasury stock, at cost, 120 shares at March 31, 2013 and December 31, 2012	(1,218)	(1,218)
Accumulated deficit	(331,465)	(322,477)
Accumulated other comprehensive income	2,950	5,020
Total stockholders’ equity	175,853	186,076
Total liabilities and stockholders’ equity	$215,957	$222,158

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
Cash flows from operating activities
Net loss	$(8,988)	$(10,028)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	1,394	1,896
Gain on sale of dry strip assets and intellectual property	(368)	—
Deferred taxes	56	378
Stock-based compensation expense	839	1,082
Provision for excess inventory	2,211	248
Changes in operating assets & liabilities
Accounts receivable	1,458	4,810
Inventories	(1,672)	(8,277)
Prepaid expenses and other current assets	(544)	(385)
Accounts payable and other current liabilities	5,043	(2,162)
Deferred revenue	(843)	(3,818)
Income taxes	84	76
Other assets and liabilities	(549)	6,483
Net cash used for operating activities	(1,879)	(9,697)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	400	—
Expenditures for property, plant, and equipment	(150)	(141)
(Increase) decrease in restricted cash	3	(3)
Net cash provided by (used for) investing activities	253	(144)

Cash flows from financing activities
Proceeds from exercise of stock options	49	802
Proceeds from Employee Stock Purchase Plan	—	175
Net cash provided by financing activities	49	977
Effect of exchange rate changes on cash	(968)	(795)
Net decrease in cash and cash equivalents	(2,545)	(9,659)
Cash and cash equivalents at beginning of period	44,986	46,877
Cash and cash equivalents at end of period	$42,441	$37,218